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                             ARTHUR ANDERSEN LLP

                                                                  EXHIBIT 23 (b)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (related to the Equifax Inc. Employees Thrift Plan) of our report dated February 16, 1996 incorporated by reference in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and our report dated June 23, 1995 included in the Plan's Annual Report on Form 11-K for the plan year ended December 31, 1994.



                                                         /s/ Arthur Andersen LLP


Atlanta, Georgia
May 23, 1996